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                                                                   Exhibit 99.2


STEPHEN J. PAVLOVICH:

I have to remind you that the primary purpose of this call is to provide you with an update on HP's Fiscal 2001 first quarter and full year guidance.

It's possible that some of our comments and responses to your questions may include forward-looking statements. These forward-looking statements are based on certain assumptions and are subject to a number of risks and uncertainties, and actual future results may vary materially.

Again, I encourage you to read the risk factors described in the company's annual report on Form 10-K for the year ended October 31, 1999 and our subsequently filed reports for an understanding of the factors that may affect the company's businesses and results.

CARLETON S. FIORINA:

Thanks Steve. Good afternoon everyone and thank you for joining us on short notice.

As you have all certainly been witnessing, over the course of the last several weeks there has been a fairly dramatic weakening in the economic climate and the market for technology spending--a shift that has led to a reassessment of our expectations for both our first fiscal quarter--which ends January 31st--and for 2001.

When we met with many of you on December 6... our guidance for Q1 and FY 2001 was based on a set of planning assumptions.

Those assumptions included:

- Continued strong growth in enterprise IT spending, so therefore, based on refreshed product lines, accelerating growth in hp's enterprise business, particularly in the U.S.

- decelerating growth in the consumer business, particularly in the U.S.

- softness in US retail PCs offset by strength in Europe and notebooks

- and increasing growth in imaging and printing thanks to a revamped product line

These assumptions, of course, were all based on the prevailing view that we'd see a soft landing in the US economy.

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So... based on the November sales data that tracked with our planning assumptions... and conscious of the fact that the Q1 revenue guidance we provided was below our internal growth projections... and finally, factoring in the latest market data available... we went into that meeting feeling comfortable with our guidance.

As we moved through December, as everyone is acutely aware, the market changed fairly dramatically. Consumer spending in the U.S. slowed below even our own conservative estimates and corporate spending decelerated sharply.

Many of our clients are simply responding cautiously to an uncertain economic environment.

While we believe few--if any--have de-valued the importance of significant and ongoing investment in their technology infrastructures, it has become clear that many of our enterprise customers are reducing their IT infrastructure spending... at least for the moment.

In fact, many of you have recently highlighted the deceleration in corporate IT spending plans... lowering your growth estimates from the low double-digit figure many expected to single digits.

So we are entering our final three weeks of the quarter with continued deterioration in economic assessments.

Based on this more rapid than expected change in market conditions and increasing economic uncertainty ...we no longer expect to meet our previous first quarter guidance.

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We believe conservative growth assumptions are appropriate near-term, therefore our revenue guidance for Q1 is in the low to mid single-digits and we're not counting on improvement through the first half of our fiscal year ending April 30. We expect earnings per share in the range of 35 to 40 cents. Our gross margin guidance is at the low end of the 27.5 to 28.5 percent range we previously provided, with expense growth in line with revenue growth. Given rapidly changing market conditions and increasing economic uncertainty, at home and abroad, we're refraining from providing full year guidance at this time.

Within this environment, we're staying focused on operational excellence and on achieving our earnings targets by aggressively pursuing profitable growth opportunities and effectively managing expenses.

Some of the specific actions we're taking...

- We're focusing sales and marketing resources and dollars on higher margin opportunites and markets with continuing momentum.

- We're aggressively managing headcount, focusing on demand-generation and fulfillment resources.

- We've locked down discretionary spending.

- We're carefully managing our new product introductions to ensure we meet our targets... and we're well positioned for these introductions with channel inventories at desired levels - in fact, below our positions in November and December.

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- I continue to stay in touch with our retail partners and enterprise customers, which is critically important in times like these.

- We are enlisting the continuing support of our employees through regular communication and interactions.

- And we're fortunate to have a seasoned team with experience executing well through similar downturns.

We remain committed to our strategy and believe our strong product portfolio, our global presence, and our financial strength will serve as important assets in a challenging economic environment.

We believe you will see HP perform as it always has in turbulent times-- solidly, credibly, confidently.

Now, Bob and I will handle questions for the remaining time. Please limit your questions to one per person. I'd like to remind you that we have three weeks left in the quarter and our Q1 call is scheduled for February 15th.

                                     # # #

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FORWARD-LOOKING STATEMENTS

This script contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of HP and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the ability of HP to retain and motivate key employees; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to the annual report on Form 10-K for the year ended Oct. 31, 1999, and subsequently filed reports. HP assumes no obligation to update these forward-looking statements.